Exhibit 23 Consent of Crowe Chizek and Company LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this amended Form 8-K to our report, dated August 18, 2006, with respect to the 2005 and 2004 financial statements of Kentucky Banking Centers, Inc., included in the Registration Statement on Form SB-2 (Amendment No. 2) of Citizens First Corporation.

/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Louisville, Kentucky
January 29, 2007